Exhibit 99.1

KCSA
PUBLIC RELATIONS
WORLDWIDE                                                                  NEWS
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Public & Investor Relations, Corporate & Marketing Communications


FOR:           PREMIER PARKS, INC.

CONTACT:       Jim Dannhauser, Chief Financial Officer
               122 East 42nd Street
               New York, NY  10168
               (212) 599-4693

KCSA:          Sarah Shepard/Joseph A. Mansi
CONTACT:       (212) 682-6300 ext.  226/205
               www.kcsa.com



                  SIX FLAGS SUBSIDIARY SETS TENDER OFFER PRICE
                              FOR ITS SENIOR NOTES

NEW YORK, February 26, 2001 - Six Flags, Inc., (NYSE: PKS) announced today that its primary operating subsidiary, Six Flags Operations Inc., determined the tender offer price for its previously announced tender offer and consent solicitation for its 9-3/4% Senior Notes due 2007.

           The total consideration to be paid for each $1,000 principal amount of Notes validly tendered is $1,085.06, plus accrued and unpaid interest up to,

but not including, the payment date, which includes a consent payment of $30 per

$1,000 principal amount of Notes.

           The total consideration was determined using a yield based upon a fixed spread of 50 basis points over the yield to maturity on the 6-1/8% U.S.

Treasury Note due December 31, 2001, based on the bid price for such security as of 2:00 p.m. on February 23, 2001.

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SIX FLAGS/2


           Unless extended, the tender offer will expire at 5:00 p.m., New York

City time, on February 27, 2001. Payment for the Notes and consent payments, if applicable, are expected to be made on March 2, 2001.

           As previously announced, the consent solicitation relating to the

Notes has expired. Holders that validly tendered their Notes and delivered consents (and did not revoke their consents) prior to the expiration of the consent solicitation are entitled to the consent payment of $30 per $1,000 principal amount of Notes. The consents were being solicited to effect certain amendments to the indenture governing the notes. Upon achievement of the requisite consents, Six Flags Operations, its subsidiaries that are guarantors and the trustee under the indenture executed and delivered a supplemental indenture containing the amendments. The amendments will not become operative until the Notes are accepted for purchase in accordance with the terms of the tender offer. If the amendments become operative, holders of all untendered

Notes will be bound thereby.

           Six Flags has retained Lehman Brothers to serve as the Dealer Manager and Solicitation Agent for the tender offer and the consent solicitation.

Requests for documents may be directed to D.F. King & Co., Inc., the Information

Agent at (800) 431-9643. Questions regarding the tender and consent solicitation may be directed to Lehman Brothers, at (800) 438-3242 (toll-free).

           Six Flags, Inc. is the world's largest regional theme park company,

with thirty-eight parks in markets throughout North America and Europe.

SIX FLAGS/3


                                      # # #


This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to the 9-3/4% Senior Notes. The tender offer and consent solicitation is being made solely by the Offer to Purchase and Consent Solicitation Statement dated January 29, 2001.

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although Six Flags believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.



This release and prior releases are available on the KCSA Public Relations Worldwide website at www.kesa.com